Exhibit 99.1

     UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CARNIVAL CORPORATION & PLC

      The following unaudited pro forma financial information gives pro forma effect to the dual listed company ("DLC") transaction between Carnival Corporation ("Carnival") and Carnival plc (formerly known as P&O Princess Cruises plc) (together, "Carnival Corporation & plc"), which was completed on April 17, 2003 and implemented Carnival and Carnival plc's DLC structure, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma financial information should be read in conjunction with the fiscal 2003 consolidated financial statements, including the related notes, of Carnival Corporation & plc that are included in Carnival Corporation & plc's joint Annual Report on Form 10-K, dated February 24, 2004.

      The DLC transaction has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The pro forma adjustments include estimates of the fair value of the identifiable assets and liabilities acquired. In accordance with the purchase method of accounting, the Carnival plc accounting policies have been conformed to Carnival's accounting policies and Carnival plc's year end has been changed to November 30.

      The unaudited pro forma statement of operations for the year ended November 30, 2003 has been prepared as if the DLC transaction had occurred on December 1, 2002 rather than April 17, 2003. The following unaudited pro forma financial information:

      o is presented for illustrative purposes only and, because of its nature, may not give a true picture of the results of operations of Carnival Corporation & plc;

      o does not purport to represent what the results of operations actually would have been if the DLC transaction had occurred on December 1, 2002 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

      o does not reflect the results of business operations or trading since November 30, 2003; and

      o     has not been adjusted to reflect any net transaction benefits.

                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended November 30, 2003
                      (In millions, except per share data)

                                    Carnival      Carnival plc                 Pro forma
                                   Corporation    (December 1,                 Carnival
                                      & plc       2002 through    Pro forma   Corporation
                                  (as reported)  April 17,2003)  adjustments     & plc
                                  -------------  --------------  -----------     -----

Revenues
  Cruise
    Passenger tickets                 $ 5,039       $   693                    $ 5,732
    Onboard and other                   1,420           180                      1,600
  Other                                   259             5                        264
                                      -------       -------                    -------
                                        6,718           878                      7,596
                                      -------       -------                    -------
Costs and Expenses
  Operating
    Cruise
      Passenger tickets                 1,021           207                      1,228
      Onboard and other                   229            50                        279
      Payroll and related                 744            97                        841
      Food                                393            54                        447
      Other ship operating              1,237           191                      1,428
    Other                                 194             9                        203
                                      -------       -------                    -------
    Total                               3,818           608                      4,426
  Selling and administrative              932           216       $   (51)(a)    1,097
  Depreciation and amortization           585            75            (6)(b)      654
                                      -------       -------       -------      -------
                                        5,335           899           (57)       6,177
                                      -------       -------       -------      -------

Operating Income (Loss)                 1,383           (21)           57        1,419

Nonoperating (Expense) Income
  Interest income                          27             1                         28
  Interest expense, net of
    capitalized interest                 (195)          (33)            4(c)      (224)
  Other income, net                         8             4                         12
                                      -------       -------       -------      -------
                                         (160)          (28)            4         (184)
                                      -------       -------       -------      -------

Income (Loss) Before Income Taxes       1,223           (49)           61        1,235

Income Tax (Expense) Benefit, Net         (29)            8            (4)(d)      (25)
                                      -------       -------       -------      -------

Net Income (Loss)                     $ 1,194       $   (41)      $    57      $ 1,210
                                      =======       =======       =======      =======

Earnings Per Share(e)
  Basic                               $  1.66                                  $  1.52
  Diluted                             $  1.66                                  $  1.51

See accompanying notes to unaudited pro forma financial information of Carnival Corporation & plc.

       Notes to the unaudited pro forma financial information of Carnival
                                Corporation & plc

1.    Basis of Presentation

      The unaudited pro forma financial information has been prepared on the basis that the DLC transaction has been accounted for using the purchase method of accounting with Carnival as the acquirer. The pro forma financial information is based upon the accounting policies of Carnival and should be read in conjunction with Carnival Corporation & plc's consolidated financial statements included in Exhibit 13 to their joint Annual Report on Form 10-K, dated February 24, 2004.

2.    Pro forma Adjustments

(a) In 2003, Carnival plc incurred and expensed costs of $51 million related to the completion of the DLC transaction with Carnival. An adjustment has been made to reverse this $51 million in the 2003 pro forma statement of operations since Carnival Corporation & plc believes that these costs are nonrecurring charges directly attributable in all material respects to the DLC transaction.

(b) An adjustment of $689 million has been made to reduce the carrying values of 15 Carnival plc ships, including three ships under construction at the April 17, 2003 acquisition date. This balance sheet adjustment was based on a valuation study performed by an appraisal firm engaged to assist in establishing the estimated fair values of Carnival plc's cruise ships and non-amortizable and amortizable intangible assets as of the acquisition date. Accordingly, a $6 million adjustment was made in the 2003 pro forma statement of operations to reduce depreciation expense as a result of this revaluation in ship carrying values.

(c) An adjustment of $53 million has been made to increase the carrying value of Carnival plc's long-term debt to reflect current interest rates at the acquisition date. The fair value of this debt was based upon quoted market prices or the discounted present value of future amounts payable on the debt. The fair value adjustment is being amortized over the remaining terms of the debt, which results in an adjustment of $4 million to decrease interest expense in the 2003 pro forma statement of operations.

(d) An adjustment of $4 million has been made to increase income tax expense in the 2003 pro forma statement of operations to record the tax effect of the pro forma adjustments.

(e) The pro forma weighted-average number of shares has been calculated as if the DLC transaction had occurred on December 1, 2002 rather than April 17, 2003, and after adjusting for the Carnival plc share reorganization of
      3.3289 existing Carnival plc shares for one new Carnival plc share. Our 2003 basic and diluted earnings per share were computed as follows (amounts in millions, except per share data):

                                               Carnival           Pro forma
                                           Corporation & plc       Carnival
                                             (as reported)     Corporation & plc
                                             -------------     -----------------

Net income                                       $1,194             $1,210
Interest on dilutive
  convertible notes                                   5                  5
                                                 ------             ------
Net income for diluted
  earnings per share                             $1,199             $1,215
                                                 ======             ======

Weighted-average common and
  ordinary shares outstanding                       718                797
Dilutive effect of
  convertible notes                                   4                  4
Dilutive effect of stock option
  plans                                               2                  4
                                                 ------             ------
Diluted weighted-average shares
  outstanding                                       724                805
                                                 ======             ======

Basic earnings per share                         $ 1.66             $ 1.52
                                                 ======             ======
Diluted earnings per share                       $ 1.66             $ 1.51
                                                 ======             ======

      The net income for diluted earnings per share included an adjustment to increase net income by $5 million representing the imputed interest expense recorded on Carnival's Zero-coupon notes. The diluted weighted-average shares outstanding included 4 million shares that could be converted at these noteholders' options. The conversion of these Zero-coupon notes was only dilutive in the 2003 third quarter.